Exhibit 3.12
[SEAL]	ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov
	In the office of	Document Number 20110362342-44
Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)
	ROSS MILLER Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/16/2011 9:30 AM
Entity Number E0279892011-7

1. Name of Corporation:	AMAZING ENERGY, INC.

2. Resident Agent for Service of Process: (check only one box)	X	Commercial Registered Agent:	Corporate Creations Network Inc.
Name
		Non Commercial Registered Agent (name and address below)	OR	Office of Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address			City		Zip Code
Nevada
	Mailing Address (if different from street address)			City		Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value:	Voting: 100,000,000 Preferred: 10,000,000	Par value per share:	Voting: $.0001 Preferred: $.01	Number of shares without par value:

4. Name and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1.			Jed Miesner Name
	701 South Taylor, Suite 390B Street Address			Amarillo	TX	79101
				City	State	Zip Code
	2.			Name
	Street Address			City	State	Zip Code

5. Purpose: (optional: see instructions)	The purpose of this Corporation shall be: oil & gas

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Corporate Creations International Inc. Name			DIANA UMEGO, Special Secretary Signature
	11380 Prosperity Farms Rd. #221 E Address			Palm Beach Gardens City	FL State	33410 Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:
I hereby accept appointment as Registered Agent for the above named Entity.

KRISTINE ROY, Kristine Roy, Special Secretary
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity
4/20/2011 Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles Revised: 3-10-11

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **AMAZING ENERGY, INC.**, did on May 16, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 16, 2011.

ROSS MILLER
Secretary of State

Certified By: GJ Jaillet
Certificate Number: C20110516-1138
You may verify this certificate online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Instructions for Initial List, Registered Agent and State Business License Application

ATTENTION: You may now file your initial or annual list online at www.nvsos.gov

IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

ATTENTION Filing and payment of the State Business License are now processed by the Secretary of State's office. Entities that are required to file an initial or annual list of officers with the Secretary of State are now required to file for the State Business License at the time their list is due as part of the annual list filing, unless specifically exempt. The State Business License fee is $200.00. A penalty of $100.00 is required for late business license renewals.

TYPE or PRINT the following information on the Initial List and Registered Agent Form:

1. The *NAME* and *FILE NUMBER* of the entity *EXACTLY* as it is registered with this office.
2. The *FILING PERIOD* is the month and year of filing TO the month and year 12 months from that date. Example: if the entity date was 1/12/99 the filing period would be 1/1999 to 1/2000.
3. The name and address of the *REGISTERED AGENT and OTHER* names and addresses as required on The list should be entered in the boxes provided on the form. Limited-Liability Companies MUST Indicate whether *MANAGER or MANAGING MEMBER* is being listed.
4. If qualified for a statutory exemption from the State Business License, enter the applicable code in the area provided.
5. The *SIGNATURE*, including his/her title and date signed MUST be included in the areas provided at the bottom of the form.
6. Completed *FORM*, *FEES and applicable PENALTIES* must be returned to the Secretary of State. Pursuant to NRS 225.085, all Initial and Annual Lists must be in the care, custody and control of the Secretary of State by the close of the business on the due date. Lists received after the due date will be returned unfiled, and will require any associated fees and penalties as a result of being late. Trackable delivery methods such as Express Mail, Federal Express, UPS Overnight may be acceptable if the package was guaranteed to be delivered on or before the due date yet failed to be timely delivered.

FILING FEE: The filing fee for an initial list is $125.00, in addition to the State Business License fee. Nonprofit corporations and corporations sole are not required to maintain a State Business License or pay the additional fee. Nonprofit corporation initial lists are $25.00.

ADDITIONAL FORMS may be obtained on our website at www.nvsos.gov or by calling 775-684-5708.

FILE STAMPED COPIES: To receive one file stamped copy, please mark the appropriate check box on the list. Additional copies require $2.00 per page and appropriate order instructions.

CERTIFIED COPIES: To order a certified copy, enclose an additional $30.00 and appropriate instructions. A copy fee of $2.00 per page is required for each copy generated when ordering 2 or more certified copies.

EXPEDITE FEE: Filing may be expedited for an additional $125.00 fee for 24-hour service, $500.00 for 2-hour service and $1000.00 for 1-hour service.

Filing may be submitted at the office of the Secretary of State or by mail at the following addresses:

MAIN OFFICE:
Regular and Expedited Filings

Secretary of State
Status Division
202 North Carson Street
Carson City NV 89701-4201
Phone: 775-684-5708
Fax: 775-684-7123

SATELLITE OFFICE:
Expedited Filings Only

Secretary of State – Las Vegas
Commercial Recordings Division
555 East Washington Ave, Suite 5200
Las Vegas NV 89101
Phone: 702-486-2880
Fax: 702-486-2888

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

AMAZING ENERGY, INC.

NAME OF CORPORATION

FOR THE FILING PERIOD OF MAY, 2011 TO MAY, 2012. Due by Jun 30, 2011

FILE NUMBER

E0279892011-7

100101

YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov**

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

CORPORATE CREATIONS NETWORK
8275 SOUTH EASTERN AVENUE #200
LAS VEGAS NV 89123

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return completed form with the filing fee of $125.00 filing fee. A $75.00 penalty must be added for failure to file this form by the deadline.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business license fees will result in rejection of filing.

FILING FEE: : $125.00 LATE PENALTY: : $75.00 BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00

CHECK ONLY IF APPLICABLE

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code:

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NRS 76.020 Exemption Codes
001 - Governmental Entity
003 - Home-based Business
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)		
	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	DIRECTOR		
ADDRESS	CITY	STATE	ZIP CODE

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the NRS Chapter 76 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X

Signature of Officer Title Date

Nevada Secretary of State Initial List Profit
Revised: 10-8-10

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Hope Andrade
Secretary of State

Office of the Secretary o

Certificate of Fact

The undersigned, as Secretary of State of Texas, does hereby certify that the document, Certificate of Formation for Amazing Energy Group, Inc. (file number 801359274), a Domestic For-Profit Corporation, was filed in this office on December 21, 2010.

It is further certified that the entity status in Texas is in existence.

In testimony whereof, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on May 13, 2011.

Hope Andrade
Secretary of State

Phone: (512) 463-5555
Prepared by: SOS-WEB
Come visit us on the internet at http://www.sos.state.tx.us/
Fax: (512) 463-5709
TID: 10264
Dial: 7-1-1 for Relay Services
Document: 368121490003

[SEAL]	ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov
	In the office of	Document Number 20110362341-33
Articles of Domestication (PURSUANT TO NRS 92A.270)
	ROSS MILLER Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/16/2011 9:30 AM
Entity Number E0279892011-7

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
1. Entity Name and Type of Domestic Entity as set forth in its Constituent Documents:	Amazing Energy, Inc. Domestic Texas Profit Corporation

2. Entity Name Before Filing Articles of Domestication:	Amazing Energy Group, Inc.

3. Date and Jurisdiction of Original Formation:	12/21/2010, Texas

4. Jurisdiction that Constituted the Principal Place of Business, Central Administration or Equivalent of the Undomesticated Entity Immediately Before Articles of Domestication:	Texas

5. Signature of Authorized Representative:	DIANA UMEGO Authorized Signature	4/20/2011 Date

Filing Fee:   $350.00

IMPORTANT:  This document must be accompanied by the appropriate constituent document for the type of domestic entity described in article 1 above and the filing fees.

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 92A Domestication Revised: 4-23-09

XXXXX Image MISSING XXXXXX

December 30, 2010

Capitol Services Inc
P O Box 1831
Austin, TX 78767 USA

----
RE: Amazing Energy Group, Inc.
File Number: 801359274

It has been our pleasure to file the Resolution establishing a series of Shares for the referenced entity. Enclosed is the certificate evidencing filing.  Payment of the filing fee is acknowledged by this letter.

If we may be of further service at any time, please let us know.

Sincerely,

Corporations Section
Business & Public Filings Division
(512) 463-5555

Enclosure

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Lisa Jones	TID: 10323	Document: 348115770002